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                                                                      EXHIBIT 21


               L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2001

L-3 Communications Holdings, Inc.
   L-3 Communications Corporation
     3931170 Canada Inc.
       Spar Aerospace Limited
         3023001 Canada Inc.
         Godfrey Aerospace Inc.
         Spar Aviation Services (U.S.) Limited
     AMI Instruments, Inc.
     Aviation Communications & Surveillance Systems, LLC (70%)
     Coleman Research Corporation
     Delsub, Inc.
     Digital Technics, L.L.C.
       Digital Technics, L.P. (25% + 75%)
     EER Systems, Inc.
     Electrodynamics, Inc.
     Emergent Information Technologies-East
       Kapos Associates Inc.
     Honeywell TCAS Inc.
     Hygienetics Environmental Services, Inc.
     Interstate Electronics Corporation
   KDI Precision Products, Inc.
     L-3 Communications Ancot Corporation
     L-3 Communications Atlantic Science & Technology Corporation
     L-3 Communications Aydin Corporation
       Aydin Foreign Sales Limited
       Aydin Investments, Inc.
       L-3 Communications Global Network Solutions U.K. Ltd.
     L-3 Communications DBS Microwave, Inc.
     L-3 Communications ESSCO, Inc.
       Electronic Space Systems International Corp.
       Electronic Space Systems (UK) Limited (90%)
       ESSCO Collins Limited (99.99%)
       ESSCO Satellite Systems Corp.
     L-3 Communications Holding GmbH
       L-3 Communications ELAC Nautik GmbH
         Arbeitsmedizinische Betreungsgesellschaft Kieler Bertriebe mbH 50% ELAC Nautik Unterstutzungska\Se GmbH
       Power Paragon (Deutschland) Holding GmbH (99% +1%)
         EuroAtlas Gesellschaft fur Leistungselektronik mbH
         JovyAtlas Elektrische Umformtechnik GmbH
         Narda Safety Test Solutions GmbH
           PMM Costruzioni
             Electtroniche Centro
             Misure Radioelettriche S.r.l. (98%)
       L-3 Communications ILEX Systems, Inc.
         ITel Solutions, LLC (50%)
       L-3 Communications Secure Information Technology, Inc.
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       L-3 Communications Security Systems Corporation
       L-3 Communications SPD Technologies, Inc.
         SPD Holdings, Inc.
           Henschel Inc.
           Pac Ord Inc.
           Power Paragon, Inc.
           SPD Electrical Systems, Inc.
           SPD Switchgear Inc.
       L-3 Communications Storm Control Systems, Inc.
       L-3 Communications U.K. Ltd.
         Storm Control Systems Limited
       L-3 Microdyne Holdings Corporation
         LogiMetrics, Inc. (53.5%)
         Logimetrics FSC, Inc. (53.5%)
         mmTECH, INC. (53.5%)
       L-Tres Comunicaciones Costa Rica, S.A.
       Microdyne Corporation
         Microdyne Communications Technologies Incorporated
           MCTI Acquisition Corporation
             Apcom, Inc.
             Celerity Systems Incorporated
         Microdyne Ltd.
         Microdyne Outsourcing Incorporated
       MPRI, Inc.
       Southern California Microwave, Inc.
       TrexCom (Asia) PTE, Ltd.